Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-59064 of Aerosonic Corporation on Form S-8 of our report dated June 29, 2010 appearing in this Annual Report on Form 11-K of the Aerosonic Corporation 401(k) Plan for the year ended December 31, 2009.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Clearwater, Florida
June 29, 2011